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                                                                   EXHIBIT 4(a)


                                   CU BANCORP
                        1993 EMPLOYEE STOCK OPTION PLAN

                            Adopted October 17, 1993

               Approved by the Shareholders on December 17, 1993

                 i.               PURPOSE.

                          (1)         The purpose of the CU Bancorp 1993
                                  Employee Stock Option Plan (the "1993
                                  Employee Plan") is to strengthen CU Bancorp
                                  (the "Company") by providing to employees
                                  (the "Employees") of the Company or its
                                  subsidiaries added incentives for high levels of performance and to encourage stock ownership in the Company. The 1993 Employee Plan seeks to accomplish these goals by providing a means whereby the Employees may be given an opportunity to purchase by way of option common stock of the Company.

                          (2)         The Company, by means of the 1993
                                  Employee Plan, seeks to secure and retain the services of such Employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its subsidiaries.

                          (3)         The Company intends that the options
                                  issued under the 1993 Employee Plan shall, in the discretion of the Committee (as defined in paragraph 2(a)), be either incentive stock options as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor thereto ("incentive stock options"), or options which do not qualify as incentive stock options ("non-qualified stock options"). All options shall be separately designated as incentive stock options or non-qualified stock options at the time of grant, and a separate certificate or certificates shall be issued for shares purchased on the exercise of each type of option.

                 ii.              ADMINISTRATION.

                          (1)         The 1993 Employee Plan shall be
                                  administered by the committee (the
                                  "Committee") designated by the Board of
                                  Directors of the Company (the "Board"), which shall be composed of not fewer than two (2) members of the Board. All of the members of the Committee shall be





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                                  "disinterested persons" as provided in Rule
                                  16b-3(c)(2)(i) promulgated pursuant to the
                                  Securities Exchange Act of 1934, as amended
                                  (the "1934 Act"). The Committee shall have, in connection with the administration of the 1993 Employee Plan, the powers set forth in subparagraph 2(b), subject, however, to such resolutions, not inconsistent with the provisions of the 1993 Employee Plan, as may be adopted from time to time by the Board. Any action of the Committee with respect to administration of the 1993 Employee Plan shall be taken pursuant to a majority vote or to the unanimous written consent of its members.

                          (2)         The Committee shall have the power,
                                  subject to, and within the limitations of, the express provisions of the 1993 Employee
                                  Plan:

                                  (a)        To determine from time to time
                                           which of the persons eligible under
                                           the 1993 Employee Plan shall be
                                           granted an option; when and how the
                                           option shall be granted; whether the
                                           option will be an incentive stock
                                           option or a non-qualified stock
                                           option; the provisions of each
                                           option granted (which need not be
                                           identical), including, without
                                           limitation, the term of the option;
                                           the duration of and purposes of
                                           leaves of absence which may be
                                           granted to participants without
                                           constituting a termination of their
                                           employment for purposes of the 1993
                                           Employee Plan; and the number of
                                           shares for which an option shall be
                                           granted to each such person.

                                  (b)        To determine any conditions or
                                           restrictions imposed on stock
                                           acquired pursuant to the exercise of
                                           an option (including, but not
                                           limited to, repurchase rights,
                                           forfeiture restrictions and
                                           restrictions on transferability).

                                  (c)        To construe and interpret the 1993
                                           Employee Plan and the options
                                           granted under it, to construe and
                                           interpret any conditions or
                                           restrictions imposed on stock
                                           acquired pursuant to the exercise of
                                           an option, to define the terms used
                                           herein, and to establish, amend and
                                           revoke rules and regulations for its
                                           administration.  The Committee, in
                                           the exercise of this power, may
                                           correct any defect, omission or
                                           inconsistency in the 1993 Employee
                                           Plan or in any option agreement in a
                                           manner and to the extent it





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                                           shall deem necessary or expedient to
                                           make the 1993 Employee Plan fully
                                           effective.

                                  (d)        To cancel, at any time and from
                                           time to time, with the consent of
                                           the affected optionee or optionees,
                                           any or all outstanding options
                                           granted under the 1993 Employee Plan
                                           and the grant and substitution
                                           therefor of new options under the
                                           1993 Employee Plan (subject to
                                           limitations hereof) covering the
                                           same or different number of shares
                                           of stock at an option price per
                                           share in all events not less than
                                           the fair market value on the new
                                           grant date.

                                  (e)        Generally, to exercise such powers
                                           and to perform such acts as it deems
                                           necessary or expedient to promote
                                           the best interests of the Company.

                          (3)         The Committee shall comply with the
                                  provisions of Rule 16b-3 promulgated pursuant to the 1934 Act, as in effect from time to time, to the extent applicable to the 1993 Employee Plan.

                          (4)         The determinations of the Committee on
                                  matters referred to in this paragraph 2 shall be final and conclusive.

                 iii.             SHARES SUBJECT TO THE 1993 EMPLOYEE PLAN.

         Subject to the provisions of paragraph 9 relating to adjustments upon changes in stock, the stock that may be offered pursuant to options granted under the 1993 Employee Plan shall not exceed the aggregate of 400,000 shares of the Company's common stock. If any option granted under the 1993 Employee Plan shall for any reason expire, be cancelled or otherwise terminate without having been exercised in full, the stock not purchased under such option shall again become available for the 1993 Employee Plan.

                 iv.              ELIGIBILITY.

                          (1)         All Employees of the Company or its
                                  subsidiaries shall be eligible to receive incentive and/or non- qualified stock options, at the discretion of the Committee.

                          (2)         The Company may issue incentive stock
                                  options provided that the aggregate fair market value (determined at the time the incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee during any





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                                  calendar year (under all incentive stock
                                  option plans of the Company) shall not exceed One Hundred Thousand Dollars ($100,000). Should it be determined that any incentive stock option granted pursuant to the 1993 Employee Plan exceeds such maximum, such incentive stock option shall be considered to be a non-qualified option and not to qualify for treatment as an incentive stock option under Section 422 of the Code to the extent, but only to the extent, of such excess.

                 v.               OPTION PROVISIONS.

         Each option shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate. The provisions of separate options need not be identical, but each option shall include (through incorporation of provisions hereof by reference in the option or otherwise) the substance of each of the following provisions:

                          (1)         Each option granted and all rights or
                                  obligations thereunder by its terms shall expire on such date as the Committee may determine as set forth in such stock option agreement, but not later than ten (10) years from the date the option was granted and shall be subject to earlier termination as provided elsewhere in the 1993 Employee Plan. Notwithstanding the foregoing, any incentive stock option granted to an optionee who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its affiliates shall expire not later than five (5) years from the date of grant. For purposes of the 1993 Employee Plan, the date of grant of an option shall be the date on which the Committee takes final action approving the award of the option, notwithstanding the date the optionee accepts the option, the date of execution of the option agreement, or any other date with respect to such option.

                          (2)         None of the options will be exercisable
                                  during the first 12 months from the date of the grant. Each option shall become exercisable in the following four cumulative annual installments: 25% on the first anniversary date of the grant; an additional 25% on the second anniversary date of the grant; an additional 25% on the third anniversary date of the grant; and the last 25% on the fourth anniversary date of the grant. From time to time during each of such





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                                  installment periods, the option may be
                                  exercised with respect to some or all of the shares allotted to that period, and/or with respect to some or all of the shares allotted to any prior period as to which the option was not fully exercised. During the remainder of the term of the option (if its term extends beyond the end of the installment periods), the option may be exercised from time to time with respect to any shares then remaining subject to the option. The provisions of this subparagraph 5(b) are subject to any option provisions governing the minimum number of shares as to which an option may be exercised.

                          (3)         The exercise price of each option shall
                                  be not less than one hundred percent (100%) of the fair market value of the stock subject to the option on the date the option is granted; provided, however, that the purchase price of common stock subject to an incentive stock option may not be less than one hundred ten percent (110%) of such fair market value (without regard to any restriction other than a restriction which, by its terms, will never lapse) where the optionee owns (or is deemed to own pursuant to Section 424(d) of the
                                  Code) stock possessing more than ten percent
                                  (10%) of the total combined voting power of all classes of stock of the Company. The fair market value of such stock shall be determined by the Committee in accordance with any reasonable valuation method, including the valuation method described in Treasury Regulation Section 20.2031-2.

                          (4)         The purchase price of stock acquired
                                  pursuant to an option shall be paid at the time the option is exercised in cash or check payable to the order of the Company in an amount equal to the option price for the shares being purchased, in whole shares of stock of the Company owned by the optionee having a fair market value on the exercise date (determined by the Committee in accordance with any reasonable evaluation method, including the evaluation method described in Treasury Regulation Section 20.2031-2) equal to the option price for the shares being purchased, or a combination of stock and cash or check payable to the order of the Company, equal in the aggregate to the option price for the shares being purchased. Payments of stock shall be made by delivery of stock certificates properly endorsed for transfer in negotiable form. If other than the optionee, the person or persons exercising the option shall be required to furnish the Company appropriate





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                                  documentation that such person or persons
                                  have the full legal right and power to
                                  exercise the option on behalf of and for the optionee.

                          (5)         An option by its terms may only be
                                  transferred by will or by the laws of descent and distribution upon the death of the optionee, shall not be transferable during the optionee's lifetime, and shall be exercisable during the lifetime of the person to whom the option is granted only by such person.

                          (6)         The Company may require any optionee, or
                                  any person to whom an option is transferred under subparagraph 5(e), as a condition of exercising any such option, to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The requirement of providing written assurances, and any assurances given pursuant to the requirement, shall be inoperative if (i) the shares to be issued upon the exercise of the option are then registered or qualified under the then applicable federal or state securities laws, or (ii) a determination is made by counsel for the Company that such written assurances are not required in the circumstances under the then applicable federal or state securities laws.

                          (7)         If an optionee ceases to be employed by
                                  the Company or its subsidiaries, then such optionee's option shall terminate three (3) months thereafter, and during such three (3) month period, such option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date on which the optionee ceased to be employed by the Company or its subsidiaries, unless:

                                  (a)        Such termination is due to such
                                           person's permanent and total
                                           disability, within the meaning of
                                           Section 22(e)(3) of the Code, in
                                           which case the stock option
                                           agreement may, but need not, provide
                                           that it may be exercised at any time
                                           within one (1) year following such
                                           termination of employment, and
                                           provided further that if such
                                           optionee dies during such specified
                                           period following such termination of
                                           employment, then the stock option





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                                           agreement may, but need not, provide
                                           that such option may be exercised at
                                           any specified time up to one (1)
                                           year following the death of the
                                           optionee by the person or persons to
                                           whom the optionee's rights under
                                           such option pass by will or by the
                                           laws of descent and distribution,
                                           but only to the extent that the
                                           optionee was entitled to exercise
                                           said option immediately prior to the
                                           termination of the optionee's
                                           employment;

                                  (b)        The optionee dies while in the
                                           employ of the Company or its
                                           subsidiaries (which shall constitute
                                           termination of employment), or
                                           within not more than three (3)
                                           months after termination of such
                                           employment, in which case the option
                                           may, but need not, provide that it
                                           may be exercised at any time within
                                           one (1) year following the death of
                                           the optionee by the person or
                                           persons to whom the optionee's
                                           rights under such option pass by
                                           will or by the laws of descent and
                                           distribution, but only to the extent
                                           that the optionee was entitled to
                                           exercise said option immediately
                                           prior to the termination of
                                           optionee's employment;

                                  (c)        The option by its terms specifies
                                           either (a) that it shall terminate
                                           sooner than three (3) months after
                                           termination of the optionee's
                                           employment, or (b) that in the case
                                           of non-qualified stock options it
                                           may be exercised more than three (3)
                                           months after termination of the
                                           optionee's employment, but only to
                                           the extent that the optionee was
                                           entitled to exercise said option
                                           immediately prior to the termination
                                           of optionee's employment; or

                                  (d)        The optionee's employment is
                                           terminated for cause, whereupon the
                                           option terminates immediately unless
                                           such termination is waived by the
                                           Committee.  Termination for cause
                                           shall include termination for
                                           malfeasance or gross misfeasance in
                                           the performance of duties, or
                                           conviction of illegal activity in
                                           connection therewith, conviction for
                                           a felony, or any conduct detrimental
                                           to the interests of the Company or
                                           any of its subsidiaries, and the
                                           determination of the Committee with
                                           respect thereto shall be final and
                                           conclusive.





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             This subparagraph 5(g) shall not be construed to extend the term of any option or to permit anyone to exercise the option after expiration of its term, nor shall it be construed to increase the number of shares as to which any option is exercisable from the amount exercisable on the date of termination of the optionee's employment.

                          (8)         Options may be exercised by ten (10) days
                                  written notice delivered to the Company
                                  stating the number of shares with respect to which the option is being exercised together with payment for such shares. Not less than ten (10) shares may be purchased at any one time unless the number purchased is the total number of shares which may be purchased under the option.

                          (9)         Any option granted hereunder shall
                                  provide as determined by the Committee for appropriate arrangements for the satisfaction by the Company or its subsidiaries and the optionee of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the exercise of the option or the later disposition of the shares of stock thereby acquired. Such arrangements shall include, without limitation, the right of the Company or any subsidiary thereof to deduct or withhold in the form of cash or, if permitted by law, shares of stock from any transfer or payment to an optionee or, if permitted by law, to receive transfers of shares of stock or other property from the optionee, in such amount or amounts deemed required or appropriate by the Committee in its discretion. Any shares of stock issued pursuant to the exercise of an option and transferred by the optionee to the Company for purposes of satisfying any withholding obligation shall not again be available for purposes of the Plan.

                 vi.              COVENANTS OF THE COMPANY.

                          (1)         During the terms of the options granted
                                  under the 1993 Employee Plan, the Company shall keep available at all times the number of shares of stock required to satisfy such options.

                          (2)         The Company shall seek to obtain from
                                  each regulatory commission or agency having jurisdiction over the 1993 Employee Plan or the Company such authority as may be required to issue and sell shares of stock upon exercise of the options granted under the 1993 Employee Plan; provided, however, that this undertaking shall not





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                                  require the Company to register under the
                                  Securities Act of 1933, as amended, either the 1993 Employee Plan, any option granted under the 1993 Employee Plan or any stock issued or issuable pursuant to any such option or grant. If the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the 1993 Employee Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon grant or upon exercise of such options unless and until such authority is obtained.

                          (3)         The Company shall indemnify and hold
                                  harmless the members of the Committee in any action brought against any member in connection with the administration of the 1993 Employee Plan to the maximum extent permitted by then applicable law, except in the case of willful misconduct or gross misfeasance by such member in connection with the 1993 Employee Plan and its administration.

                 vii.             USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to options granted under the 1993 Employee Plan shall constitute general funds of the Company.

                 viii.            MISCELLANEOUS.

                          (1)         Neither an optionee nor any person to
                                  whom an option is transferred under
                                  subparagraph 5(e) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such option unless and until such person has satisfied all requirements for exercise of the option pursuant to its terms.

                          (2)         Nothing contained in the 1993 Employee
                                  Plan, or in any option granted pursuant to the 1993 Employee Plan, shall obligate the Company or any of its subsidiaries to employ any employee for any period or interfere in any way with the right of the Company or any of its subsidiaries to reduce the compensation of any employee.

                 ix.              ADJUSTMENTS UPON CHANGES IN STOCK.

         If the outstanding shares of the stock of the Company are increased, decreased, or changed into, or exchanged for a different number or kind of shares or





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securities of the Company, without receipt of consideration by the Company, through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation, or otherwise, an appropriate and proportionate adjustment shall be made in the number and kind of shares as to which options may be granted. A corresponding adjustment changing the number or kind of shares and the exercise price per share allocated to unexercised options, or portions thereof, which shall have been granted prior to any such change shall likewise be made. Any such adjustment, however, in an outstanding option shall be made without change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share subject to the option. Adjustments under this section shall be made by the Committee whose determination as to what adjustments shall be made, and the extent thereof, shall be final and conclusive. No fractional shares of stock shall be issued under the 1993 Employee Plan on account of any such adjustment.

                 x.               TERMINATING EVENTS.

         Not less than thirty (30) days prior to the dissolution or liquidation of the Company, or a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, or a sale of substantially all the assets of the Company to another person, or a reverse merger in which the Company is the surviving corporation but the shares of the Company's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property (a "Terminating Event"), the Committee shall notify each optionee of the pendency of the Terminating Event. Upon delivery of said notice, any option granted prior to the Terminating Event shall be, notwithstanding the provisions of paragraph 5 hereof, exercisable in full and not only as to those shares with respect to which installments, if any, have then accrued, subject, however, to earlier expiration or termination as provided elsewhere in the 1993 Employee Plan. Upon the date thirty (30) days after delivery of said notice, any option or portion thereof not exercised shall terminate, and upon the effective date of the Terminating Event, the 1993 Employee Plan shall terminate, unless provision is made in connection with the Terminating Event for assumption of options theretofore granted, or substitution for such options of new options covering stock of a successor employer corporation, or a parent or subsidiary corporation thereof, solely at the option of such successor corporation or parent or subsidiary corporation, with appropriate adjustments as to number and kind of shares and prices.

                 xi.              AMENDMENT OF THE 1993 EMPLOYEE PLAN.

                          (1)         The Committee, at any time, and from time
                                  to time, may amend the 1993 Employee Plan.
                                  However, except as provided in paragraph 9 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the affirmative vote of a majority of the shares of the Company present, or represented, and entitled to vote at a duly held meeting at which a quorum is present or by





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                                  the written consent of the holders of a
                                  majority of the outstanding shares of the Company entitled to vote, where the amendment will:

                                  (a)        Materially increase the number of
                                           shares reserved for options under
                                           the 1993 Employee Plan;

                                  (b)        Materially modify the requirements
                                           as to eligibility for participation
                                           in the 1993 Employee Plan; or

                                  (c)        Materially increase the benefits
                                           accruing to participants under the
                                           1993 Employee Plan;

provided, however, that approval at a meeting or by written consent need not be obtained or may be obtained by a lesser degree of shareholder approval if the Committee determines, in its discretion after consultation with the Company's legal counsel, that such approval is not required under, or such lesser degree of shareholder approval will comply with, all applicable laws, including Rule 16b-3 promulgated pursuant to the 1934 Act, and will not adversely affect the qualification of the 1993 Employee Plan under Section 422A of the Code. It is expressly contemplated that the Committee, in its sole discretion, may amend the 1993 Employee Plan in any respect the Committee deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to incentive stock options and/or to bring the 1993 Employee Plan and/or options granted under it into compliance therewith.

                          (2)         Rights and obligations under any option
                                  granted pursuant to the 1993 Employee Plan, while the 1993 Employee Plan is in effect, shall not be altered or impaired by suspension or termination of the 1993 Employee Plan, except with the consent of the person to whom the stock or option was granted.

                 xii.             TERMINATION OR SUSPENSION OF THE 1993
                          EMPLOYEE PLAN.

                          (1)         The Committee may suspend or terminate
                                  the 1993 Employee Plan at any time. Unless sooner terminated, the 1993 Employee Plan shall terminate ten years from the Effective Date (as defined in paragraph 13) of the 1993 Employee Plan. No options may be granted under the 1993 Employee Plan while the 1993 Employee Plan is suspended or after it is terminated.

                          (2)         Rights and obligations under any option
                                  granted pursuant to the 1993 Employee
                                  Plan, while the 1993





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                                  Employee Plan is in effect, shall not be
                                  altered or impaired by suspension or
                                  termination of the 1993 Employee Plan, except with the consent of the person to whom the stock or option was granted.

                 xiii.            EFFECTIVE DATE OF PLAN.

         The 1993 Employee Plan shall become effective on October 27, 1993, 1993 (the "Effective Date") but no options granted under the 1993 Employee Plan shall be exercised unless and until the 1993 Employee Plan has been approved by the affirmative vote of a majority of the outstanding shares of the Company present, or represented, and entitled to vote at a duly held meeting at which a quorum is present or by the written consent of the holders of a majority of the outstanding shares of the Company entitled to vote, and, if required, an appropriate permit has been issued by the appropriate state securities authorities and approval has been obtained from the appropriate federal or state and/or federal regulatory authorities.





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